UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2014

SPECIAL DIVERSIFIED OPPORTUNITIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22400	56-1581761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Concord Pike, Suite 301, Wilmington, DE		19803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (302) 824-7062

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

The information provided in Item 3.03 below is hereby incorporated herein by reference.

Item 3.03     Material Modifications to Rights of Security Holders.

On October 15, 2014 (the “Rights Dividend Declaration Date”), the Board of Directors (the “Board of Directors”) of Special Diversified Opportunities Inc. (“SDOI” or the “Company”) adopted a Section 382 rights plan (the “Section 382 Rights Plan”) and  declared a dividend distribution of one Right (as defined below) for each outstanding share of common stock, par value $0.01 per share (the “Common Stock”), of the Company to stockholders of record at the close of business on October 29, 2014.

The Board of Directors adopted the Section 382 Rights Plan in an effort to protect against a possible limitation on the Company’s ability to use its net operating losses (“NOLs”).  SDOI may utilize these tax attributes in certain circumstances to offset future U.S. taxable income and reduce its U.S. federal income tax liability, which may arise even in periods when SDOI incurs an accounting loss for reporting purposes. However, SDOI’s ability to use its NOLs could be substantially limited if there were an “ownership change” as defined under Section 382 of the Internal Revenue Code (the “Code”).  In general, an ownership change would occur if certain ownership changes related to SDOI’s stock held by a 5% or greater stockholder exceeded 50%, measured over various measuring points over a three-year period beginning with the last ownership change. These provisions can be triggered not only by merger and acquisition activity, but by normal market trading as well. The Section 382 Rights Plan is designed to deter trading that would lead to the loss of SDOI’s NOLs and a resulting reduction in the Company’s value.

The Section 382 Rights Plan is intended to act as a deterrent to any person (an “Acquiring Person”) acquiring (together with all affiliates and associates of such person) beneficial ownership of 4.99% or more of the Company’s outstanding Common Stock within the meaning of Section 382 of the Code, without the approval of the Board of Directors. Stockholders who beneficially own 4.99% or more of the Company’s outstanding Common Stock as of the Rights Dividend Declaration Date will not be deemed to be an Acquiring Person, but such person will be deemed an Acquiring Person if such person (together with all affiliates and associates of such person) becomes the beneficial owner of securities representing a percentage of the Common Stock that exceeds by 1.0% or more the lowest percentage of beneficial ownership of the Common Stock that such person had at any time since the Rights Dividend Declaration Date.

The Rights.  On the Rights Dividend Declaration Date, the Board of Directors authorized the issuance of one right (a “Right”) for each outstanding share of the Common Stock to the Company’s stockholders of record as of October 29, 2014. Subject to the terms, provisions and conditions of the Section 382 Rights Agreement, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.01 per share, for a purchase price of $5.00 per Right (the “Purchase Price”). If issued, each fractional share of Series A Junior Participating Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of the Common Stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including any dividend, voting or liquidation rights.

Initial Exercisability. The Rights are not exercisable until the earlier of (i) ten days after a public announcement that a person has become an Acquiring Person and (ii) ten business days (or such later date as may be determined by the Board of Directors) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person. The date that the Rights become exercisable under the Section 382 Rights Agreement is referred to as the “Distribution Date.”

Until the Distribution Date, the Common Stock certificates will evidence the Rights. Any transfer of the Common Stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, separate Rights certificates will be issued, and the Rights may be transferred apart from the transfer of the underlying shares of the Common Stock, unless and until the Board of Directors has determined to effect an exchange pursuant to the Section 382 Rights Agreement (as described below).

“Flip-In” Event. In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become void), will from and after the Distribution Date, have the right to receive, upon exercise of a Right and payment of the Purchase Price, a number of shares of the Common Stock having a market value of two times the Purchase Price. However, Rights are not exercisable following the occurrence of a person becoming an Acquiring Person until such time as the Rights are no longer redeemable by the Company (as described below).

Exempted Persons and Exempted Transactions. The Board of Directors recognizes that there may be instances when an acquisition of shares of the Common Stock that would cause a stockholder to become an Acquiring Person may not jeopardize or endanger in any material respect the availability of the NOLs to the Company. Accordingly, the Section 382 Rights Agreement grants discretion to the Board of Directors to designate a person as an “Exempted Person” or to designate a transaction involving shares of the Common Stock as an “Exempted Transaction.” An “Exempted Person” cannot become an Acquiring Person and an “Exempted Transaction” cannot result in a person becoming an Acquiring Person. The Board of Directors can revoke an “Exempted Person” designation if it subsequently makes a contrary determination regarding whether a person jeopardizes or endangers in any material respect the availability of the NOLs to the Company.

Redemption. At any time until ten calendar days following the first date of public announcement that a person has become an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the Right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price.

Exchange. At any time after a person becomes an Acquiring Person and prior to the acquisition by the Acquiring Person of 50% or more of the Company’s outstanding Common Stock, the Board of Directors may exchange the Rights (other than Rights that have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Series A Junior Participating Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment). Immediately upon an exchange of any Rights, the right to exercise such Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of Common Stock (or a fractional share of Series A Junior Participating Preferred Stock or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) equal to the number of such Rights held by such holder multiplied by the exchange ratio.

 Expiration. The Section 382 Rights Agreement will expire on the earliest of the following:

●	the close of business on October 16, 2015;
●	the redemption of the Rights;
●	the exchange of the Rights;
●	the date on which the Board determines that the Section 382 Rights Agreement is no longer necessary for the preservation of certain tax benefits;
●	the beginning of a taxable year of the Company to which the Board of Directors determines that no tax benefits may be carried forward; and
●
a determination by the Board of Directors, prior to the time any person becomes an Acquiring Person, that the Section 382 Rights Agreement and the Rights are no longer in the best interests of the Company and its stockholders.

Anti-Dilution Provisions. The Board of Directors may adjust the Purchase Price of the Series A Junior Participating Preferred Stock, the number of shares of Series A Junior Participating Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a share dividend, a share split or a reclassification of the Series A Junior Participating Preferred Stock or of the Common Stock. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Amendments. Prior to the Distribution Date, the Board of Directors may supplement or amend any provision of the Section 382 Rights Agreement in any respect without the approval of the holders of the Rights. From and after the Distribution Date, no amendment can adversely affect the interests of the holders of the Rights.

In connection with the adoption of the Section 382 Rights Agreement, the Board approved a Certificate of Designation of Series A Junior Participating Preferred Stock (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of the State of Delaware on October 16, 2014.

This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Section 382 Rights Agreement, which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

The Company issued a press release regarding the adoption of the Section 382 Rights Agreement, which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 16, 2014, the Board of Directors of the Company filed a Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock with the Department of State of the State of Delaware establishing the designations of Series A Junior Participating Preferred Shares as a series of the Series Preferred Stock of the Company.  Pursuant thereto, the Company designated 300,000 shares of the Company’s authorized shares of Preferred Stock, par value $0.01, as Series A Junior Participating Preferred Shares to have the rights, preferences and privileges as further described under “Item 3.03 Material Modification to Rights of Securities Holders.”  As of the date of this Current Report on Form 8-K, none of the shares of Series A Junior Participating Preferred Shares have been issued.  The description of the Series A Junior Participating Preferred Shares is qualified in its entirety by reference to Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock filed with the Department of State of the State of Delaware, which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits

3.1	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, dated October 16, 2014.
4.1	Section 382 Rights Agreement, dated as of October 16, 2014, between Special Diversified Opportunities Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.
99.1	Press Release issued on October 16, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECIAL DIVERSIFIED OPPORTUNITIES INC.

Date: October 17, 2014	By:	/s/ Kevin J. Bratton
Name: Kevin J. Bratton
Title: Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Exhibit Title
3.1	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, dated October 16, 2014.
4.1	Section 382 Rights Agreement, dated as of October 16, 2014, between Special Diversified Opportunities Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.
99.1	Press Release issued on October 16, 2014